110 Washington Avenue
                                                           North Haven, CT 06473
                                                                Ph: 203-234-6350
                                                               Fax: 203-672-1337

International Wireless, Inc.

November 12, 2003

Mr. Trent Sommerville, President
PMI Wireless, Inc.
1138 N. GermanTown Parkway 101-265
Cordova, TN 38016

Re: Sale of PMI Wireless, Inc. to International Wireless, Inc. in a reverse merger.

Dear Mr. Sommerville:

The purpose of this letter of intent is to outline the preliminary discussions and negotiations we have had regarding the proposed sale of all issued and outstanding stock of PMI Wireless, Inc., a Delaware corporation with its corporate headquarters located in Cordova, Tennessee ("PMI") from the undersigned stockholders (the "Sellers") by International Wireless, Inc., a Maryland corporation with its corporate headquarters located in North Haven, Connecticut, USA, ("IWIN"). Any agreement between us (except for the binding provisions of paragraphs 6, 7, 8, and 9 below) shall be subject to execution of an Agreement of Sale and other final documentation in forms satisfactory to the Sellers, and IWIN and each of their counsel. This letter of intent does not contain all matters on which agreement must be reached in order for a sales transaction to be consummated as it is intended solely as an outline of certain material terms.

Based on Seller's knowledge of IWIN, its liabilities, as stated on Form 10-K filed on June 9, 2003 for year ended December 31, 2002, and any and all Form 8-K's as filed thereafter including the 8-K to be filed within 24 hours whereby the shareholders of IWIN have agreed to a 30-1 reverse split of the outstanding shares from 55,714,159 to 1,857,137 and the spin-off of all the assets and the two subsidiaries with the Securities and Exchange Commission, and representations of IWIN that no material changes have occurred with reference to IWN, the purchase of all the issued and outstanding stock of PMI by IWIN will be made under the following general terms and conditions, subject to the agreement of the parties.

1. Purchase Price. IWIN, consisting of 1,857,137 shares issued and outstanding, after a 30-1 reverse split that took place this date, will purchase and the Seller will sell all the issued and outstanding stock of PMI for an aggregate consideration from Sellers of Fifty Thousand ($50,000) Dollars all of which is to be paid to the Internal Revenue Service on behalf of IWIN plus assumption of IWIN debts, for Nine Million Fourteen Thousand Eight Hundred (9,014,800) newly issued common shares of IWIN (the "Purchase Price"). Said purchase price to be paid at the closing.

2. Definitive Agreement. Promptly after the date of your acceptance of this letter of intent, PMI, and IWIN will engage in good faith negotiations with a view to executing a definitive Agreement of Sale on or about Friday, November 14, 2003. The Agreements will contain representations, warranties, covenants, conditions and indemnities of the Sellers which are customary to transactions of the type described herein including, but not limited to, representations as to accuracy and completeness of the financial statements of PMI, disclosure of all contracts, commitments and liabilities, direct or contingent, the due organization and proper capitalization of PMI, the compliance by PMI with applicable provisions of law and regulations, and similar provisions. The Agreements will also contain representations and Warranties of IWIN which are customary to transactions of the type described herein including but not limited to, representations as to accuracy and completeness of the financial statements of IWIN, disclosure of all contracts, commitments and liabilities, direct or contingent, the due organization and proper capitalization of IWIN, and the compliance by IWIN with applicable provisions of law and regulation. IWIN will further provide PMI with an up-to-date shareholder list of IWIN.

3. Conditions to signing definitive Agreement of Sale. The signing of the definitive Agreement of Sale shall be subject to the certain conditions including but not limited to the following:

     a.   Sellers'  completion  of  its  due  diligence   investigation  of  the
          securities filings with the US Securities and Exchange Commission, business and financial conditions of IWIN.

     b. IWIN's completion of its due diligence investigation, including investigation of the business, financial conditions and valuation of PMI.

     c. The approval of the transaction and the Agreement of Sale by the Board of Directors of IWIN.

     d. The approval of the transaction and the Agreement of Sale by the Board of Directors of PMI.

     e. There shall have been no material adverse change in the business or prospects of IWIN or PMI between the execution of this letter of intent and the closing of the transaction contemplated hereby.

     f. The negotiation and execution of an Agreement of Sale mutually acceptable to the parties herein that contains representations, warranties, covenants, conditions, and indemnities customarily in transactions of this type.

     g. That at closing, all of the issued and outstanding stock of PMI will be transferred to IWIN free and clear of all encumbrances, security agreements and restrictions.

4. Publicly Traded Company. Immediately after the closing, it is the intent of both parties herein for the combined companies to complete a public offering with the aid of a licensed underwriter.

5. Expenses. Each of the parties hereto shall pay its own legal expenses in connection with the transaction contemplated hereby.

6. Due Diligence. The consummation of the transaction contemplated hereby will be subject to the satisfactory completion of due diligence reviews by both parties. Both parties will provide information to their best endeavor to the other party for the purpose of the due diligence.

7. Confidentiality. Without the express written consent of all the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other person the existence of this letter, the terms of the proposed transaction or the information delivered in connection with the proposed due diligence investigation.

8. Governing Law. This Letter of Intent shall be governed by the substantive laws of the State of Connecticut, United States of America.

9. THIS LETTER OF INTENT IS, AND YOUR ACCEPTANCE HEREUNDER DOES CONSTITUTE AN AGREEMENT TO CONSUMMATE THE TRANSACTION DESCRIBED HEREIN, AND AN AGREEMENT TO ENTER INTO A FORMAL CONTRACT WITH RESPECT TO SUCH TRANSACTION. IT IS UNDERSTOOD THAT THIS LETTER IS A STATEMENT TO PROCEED PROMPTLY AND IN GOOD FORM TO WORK OUT ARRANGEMENTS WITH REGARD TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. THIS LETTER OF INTENT CONSTITUTES A BINDING AGREEMENT TO ENTER INTO AN AGREEMENT OF SALES AND THE TERMS HEREOF ARE SUBJECT TO THE EXECUTION AND DELIVERY OF A FORMAL AGREEMENT OF SALE. SUCH FORMAL AGREEMENT OF SALE SHALL BE IN FORM AND CONTENT SATISFACTORY TO ALL PARTIES, INCLUDING THEIR RESPECTIVE COUNSEL.

If the foregoing is acceptable and sets forth our mutual understanding concerning these matters, please so indicate by signing below and returning a fully signed original to us on or before November 14, 2003.


                  By:  /s/ Trent Sommerville                   November 12, 2003
                     -----------------------------             -----------------
                     Trent Sommerville, President                   Date


Accepted and agreed to the 12th day of November, 2003
                           ----

                  By:  /s/ Jerry Gruenbaum                     November 12, 2003
                     -----------------------------             -----------------
                     Jerry Gruenbaum, Acting President              Date
                     International Wireless, Inc.